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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Northrop Grumman Systems Corporation, formerly Northrop Grumman Corporation, Northrop Grumman Corporation, formerly NNG, Inc., and Litton Industries, Inc. on Form S-4 of our report dated October 10, 2000, appearing in the Annual Report on Form 10-K of Litton Industries, Inc. for the year ended July 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

Los Angeles, California

May 23, 2001